EXHIBIT 24.3

POWER OF ATTORNEY FOR REGISTRATION STATEMENT OF
CAB WEST LLC
COVERING ASSET BACKED SECURITIES

EACH OF THE UNDERSIGNED PERSONS appoints each of Corey MacGillivray, Johanna Kaipainen and Rob Mossel as his or her attorney and agent to do any and all acts and things and execute in his or her name (whether on behalf of CAB WEST LLC, or as an officer or Manager of CAB WEST LLC) on all documents the attorney and agent determines is necessary or advisable to enable CAB WEST LLC to comply with the Securities Act of 1933, as amended, and any requirements of the U.S. Securities and Exchange Commission, in connection with a Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, including the power and authority to sign his or her name to that Registration Statement and to any amendments to the Registration Statement or any of the exhibits or schedules or the Prospectus to be filed with the U.S. Securities and Exchange Commission, and to file the same with the U.S. Securities and Exchange Commission. Each of the undersigned ratifies and confirms all actions of the attorneys and agents taken under this power of attorney. Each attorney and agent will have, and may exercise, all the powers given by this power of attorney.

EXECUTED on June 8, 2022.

/s/ Ryan Hershberger	/s/ Shawn Ryan

Ryan Hershberger	Shawn Ryan

/s/ Carrie Yee	/s/ Brian Schaaf

Carrie Yee	Brian Schaaf

CAB West LLC
c/o Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126

I, Corey MacGillivray, am the Secretary of CAB West LLC (the "Company") and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on November 1, 2004, and those resolutions have not been amended, rescinded or otherwise modified.

EXECUTED as of June 8, 2022.

/s/ Corey Macgillivray Corey MacGillivray Secretary

Robert G. Mossel, as an Assistant Secretary of the Company, certifies that Corey Macgillivray is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of June 8, 2022.

/s/ Robert G. Mossel Robert G. Mossel Assistant Secretary

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Future Lease Securitizations

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NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable and in the best interests of the Company that the Company may enter into or otherwise become a party to any Future Transaction.

RESOLVED FURTHER, that, in connection with any Future Transaction, the Company be and is authorized to enter into one or more agreements, documents and instruments necessary or advisable with respect to such Future Transaction.

RESOLVED FURTHER, that the Authorized Officers be, and each of them is, individually authorized and directed to take or cause to be taken any and all actions necessary or appropriate in connection with the foregoing, including to negotiate, execute and deliver, in the name of and on behalf of the Company, such documents, certificates, agreements and instruments in such form as any Authorized Officer may approve consistent with the foregoing, with such changes or modifications as may be approved by an Authorized Officer as necessary or advisable, such Authorized Officer's approval to be conclusively evidenced by his or her execution and delivery of such documents, certificates, agreements and instruments.

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